UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2011
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive Suite 500 Houston, TX	77057

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) 2011 EMT Annual Incentive Plan. On February 10, 2011, the Board, upon recommendation from the Compensation Committee, approved the Crown Castle 2011 EMT Annual Incentive Plan (“2011 Incentive Plan”) for the Company’s executive management team (“EMT”), including W. Benjamin Moreland, the Company’s President and Chief Executive Officer and the Company’s other executive officers. The 2011 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash payments for achieving certain performance goals established under the 2011 Incentive Plan. Under the 2011 Incentive Plan, each eligible participant has an assigned target bonus level, expressed as a percent of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board’s approval of the 2011 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2011 Incentive Plan at any time. A copy of the 2011 Incentive Plan is filed as Exhibit 10.1 to this Form 8-K.
Executive Officer Compensation. On February 10, 2011, the Board, upon recommendation from the Compensation Committee, approved the following base salaries, annual incentives and restricted stock awards (“RSAs”) with respect to the following executive officers of the Company:

				2011
			2011	Performance
	2011	2010	Time Vest RSAs	RSAs
Name and Principal Position	Base Salary ($)	Annual Incentive ($)	(Shares)	(Shares)
W. Benjamin Moreland	$700,000	$1,012,500	28,356	86,806
President and Chief Executive Officer

Jay A. Brown	$427,264	$467,069	10,715	32,800
Senior Vice President, Chief Financial Officer and Treasurer

James D. Young	$424,980	$444,006	10,657	32,624
Chief Operating Officer

E. Blake Hawk	$400,033	$395,657	6,791	20,788
Executive Vice President and General Counsel
The terms of the 2011 Time Vest RSAs shown in the table above provide that one-third of the shares underlying such RSAs vest (i.e., the forfeiture and transfer restrictions lapse) on February 19 of each of 2012, 2013 and 2014.
The terms of the 2011 Performance RSAs shown in the table above provide for 0% to 100% of the shares underlying such RSAs to vest on February 19, 2014 (“Price Performance Date”) based upon the highest average closing price per share of the Company’s common stock (“Common Stock”) for 20 consecutive trading days during the period commencing August 24, 2013 and ending on (and including) the Price Performance Date (“Highest Average Price”). If the Highest Average Price achieved equals $52.51*, $60.37* or $68.99*, then the percentage of the 2011 Performance RSAs which vests on the Price Performance Date is 33 1/3%, 66 2/3% or 100%, respectively. If the Highest Average Price achieved falls between $52.51*, $60.37* and $68.99*, then the percentage of 2011 Performance RSAs which vests is determined on a pro rata basis as follows:

Highest Average Price*	Percentage of 2011 Performance RSA Shares Vesting
$52.51	33 1/3%
Between $52.51 and $60.37	Between 33 1/3% and 66 2/3% (an additional increase of approximately 4.24% for each $1.00 increase in the Highest Average Price above $52.51)
$60.37	66 2/3%
Between $60.37 and $68.99	Between 66 2/3% and 100% (an additional increase of approximately 3.87% for each $1.00 increase in the Highest Average Price above $60.37)
$68.99 and above	100%
In addition, if the closing share price of the Common Stock (“Closing Price”) is at or above $52.51* on the Price Performance Date and none of the vesting criteria described above has yet been satisfied, then 33 1/3% of the 2011 Performance RSAs will vest if and upon the closing share price of the Common Stock being at or above $52.51* for a period of 20 consecutive trading days that includes the Price Performance Date.
The 2011 Time Vest RSAs and 2010 Performance RSAs were granted pursuant to the Company’s 2004 Stock Incentive Plan, as amended (“2004 Stock Incentive Plan”). A form of standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

*	The Highest Average Price and the Closing Price targets are subject to adjustment to reflect stock splits, stock and cash dividends and other distributions or restructurings.
Non-employee Director Equity Compensation. On February 10, 2011, the Board also approved an annual equity grant of shares of Common Stock to the non-employee directors of the Board. A summary of the current components of compensation for non-employee members of the Board, including the equity grants approved on February 10, 2011, is attached as Exhibit 10.2 to this report.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description

10.1	2011 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

Date: February 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	2011 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation

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